UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2021

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2021, Greenlight Acquisition Corporation (“Holdings”), VM Consolidated, Inc. (“VM Consolidated”), as the Lead Borrower, certain U.S. subsidiaries of VM Consolidated, as borrowers (collectively with VM Consolidated, the “TL Borrowers”) and certain other subsidiaries of VM Consolidated, as guarantors (collectively, the “TL Guarantors”), each an indirect wholly owned subsidiary of the Verra Mobility Corporation (the “Company”), entered into an Amendment No. 1 (the “TL Amendment”) to that certain Amended and Restated First Lien Term Loan Credit Agreement, dated as of March 26, 2021 (as amended by the TL Amendment and as otherwise amended, supplemented or otherwise modified from time to time, the “TL Credit Agreement”), by and among Holdings, the TL Borrowers, the TL Guarantors, the lenders party thereto, and Bank of America, N.A. (“BofA”), as administrative agent and as collateral agent. The TL Amendment, among other things, establishes $250,000,000 of incremental term loans under the TL Credit Agreement, the proceeds of which will be used, together with cash on hand and borrowings under that certain Revolving Credit Agreement, dated as of March 1, 2018 (as amended, amended, supplemented or otherwise modified from time to time), by and among Holdings, VM Consolidated as the Lead Borrower, and certain U.S. subsidiaries of VM Consolidated, the lenders party thereto, and BofA, as administrative agent and as collateral agent (if any), to pay the cash portion of the consideration pursuant to the Merger Agreement (as defined below) and to repay in full existing indebtedness of T2 Systems (as defined below) and certain of its subsidiaries.

The foregoing does not purport to be a complete description of the terms of the TL Amendment and such description is qualified in its entirety by reference to the TL Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 7, 2021, the Company completed the previously announced acquisition of T2 Systems Parent Corporation, a Delaware corporation (“T2 Systems”).

Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) entered into on November 1, 2021 by VM Consolidated, Project Titan Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of VM Consolidated, T2 Systems, and Thoma Bravo Discover Fund, L.P., a Delaware limited partnership, solely in its capacity as representative, Merger Sub merged with and into T2 Systems (the “Merger”), with T2 Systems surviving the Merger as an indirect wholly owned subsidiary of the Company. VM Consolidated paid a purchase price of $347.0 million on a cash-free, debt-free basis, subject to certain customary purchase price adjustments at the closing of the Merger.

The foregoing does not purport to be a complete description of the terms of the Merger Agreement and such description is qualified in its entirety by reference to the Merger Agreement, a copy of which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on November 2, 2021, which is incorporated into this Current Report on Form 8-K by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure

On December 7, 2021, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibits
10.1

Amendment No. 1 to Amendment and Restatement Agreement No. 1 to First Lien Term Loan Credit Agreement dated as of March 26, 2021, among Greenlight Acquisition Corporation, VM Consolidated, Inc., American Traffic Solutions, Inc., Lasercraft, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A. as Administrative Agent and Collateral Agent.

99.1	Press Release, dated December 7, 2021, issued by Verra Mobility Corporation.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2021	Verra Mobility Corporation

	By:	/s/ Patricia Chiodo
	Name:	Patricia Chiodo
	Title:	Chief Financial Officer